UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported):  August 30, 2012

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, LA 70113 Telephone (504) 576-4000 72-1229752
1-32718	ENTERGY LOUISIANA, LLC (a Texas limited liability company) 446 North Boulevard Baton Rouge, LA 70802 Telephone (800) 368-3749 75-3206126

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2012, J. Wayne Leonard advised Entergy Corporation ("Entergy") that he intends to retire from his position as Chief Executive Officer and Chairman of the Board of Directors, effective as of February 1, 2013.

On August 30, 2012, the Board of Directors elected Leo P. Denault to succeed Mr. Leonard as Chief Executive Officer and, upon the recommendation of the Corporate Governance Committee, elected Mr. Denault to the Board of Directors and appointed him Chairman of the Board, in each case effective as of February 1, 2013.  Mr. Denault, age 52, currently serves as Executive Vice President and Chief Financial Officer of Entergy, a position he has held since February 2004.

Upon his appointment as Chief Executive Officer, Mr. Denault’s annual base salary will be increased to $1,085,000 from $674,856 and his annual cash bonus target under Entergy's Annual Incentive Plan will be increased to 120% of his base salary from 70% of his base salary.  Mr. Denault also will continue to participate in Entergy’s Long Term Performance Unit Program and will be eligible to receive awards of restricted stock and stock options under Entergy’s 2011 Equity Ownership and Long Term Cash Incentive Plan.  The grants and awards to be made under these programs will be determined in conjunction with Entergy’s normal annual compensation review process.  No other changes to Mr. Denault’s existing compensation arrangements are presently contemplated.

On August 30, 2012, the Board of Directors elected Andrew Marsh to the position of Executive Vice President and Chief Financial Officer, effective as of February 1, 2013.  Mr. Marsh, age 40, currently serves as Vice President, System Planning, for Entergy Services, Inc. (“ESI”), a position he has held since June 2010.  Mr. Marsh previously served as Vice President, Planning and Financial Communications of ESI from July 2007 through June 2010 and as Vice President, Strategic Planning of ESI from October 2004 through June 2007.

Upon his appointment as Executive Vice President and Chief Financial Officer, Mr. Marsh’s annual base salary will be $500,000 and his annual cash bonus target under Entergy's Annual Incentive Plan will be set at 70% of his base salary.  Mr. Marsh also will continue to participate in Entergy’s Long Term Performance Unit Program and will be eligible to receive awards of restricted stock and stock options under Entergy’s 2011 Equity Ownership and Long Term Cash Incentive Plan.  The grants and awards to be made under these programs will be determined in conjunction with Entergy’s normal annual compensation review process.  Mr. Marsh will participate in other compensation and benefit programs made generally available to other senior Entergy executives from time to time.

On August 30, 2012, Richard J. Smith advised Entergy that he intends to retire from his position as President, Entergy Wholesale Commodity Business, effective as of February 1, 2013.  The Board of Directors elected William M. Mohl to succeed Mr. Smith as President, Entergy Wholesale Commodity Business, effective as of February 1, 2013.  Mr. Mohl currently serves as Chairman of the Board, President and Chief Executive Officer of Entergy Louisiana LLC and of Entergy Gulf States Louisiana, L.L.C., positions he has held since June 2010 and from which he will resign as of February 1, 2013.  Mr. Mohl’s successor in such positions has not been appointed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERGY CORPORATION ENTERGY LOUISIANA, LLC By: /s/Marcus V. Brown Marcus V. Brown Senior Vice President and General Counsel
Dated: September 6, 2012